EXHIBIT 5.1



                               CINDY SHY, P.C.
   _______________________________________________________________________
                          A Professional Corporation


                              December 13, 2000

United States Securities and Exchange Commission
405 Fifth Street N.W.
Washington, D.C. 20549

    Re:     Registration Statement on Form S-8
            for Medi-Hut Co., Inc. filed on or about December 14, 2000

Gentlemen:

      We are acting as counsel to Medi-Hut Co., Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about December 14, 2000. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 100,000 common shares, par value $0.001, to be issued by the Company upon exercise of warrants. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

      (i) the Articles of Incorporation and bylaws of the Company, as amended;
      (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares;
      (iii) a copy of the Consultant Compensation Agreement, dated October 18, 2000;
      (iv) letter from the participating consultant respecting the types of services he will render for the warrants;
      (v)    the Registration Statement; and
      (vi) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that the recipient of the warrants to be issued under the agreement will have paid the consideration required under the terms of the agreement prior to the issuance of the shares, and that none of the services performed by the recipients shall be related to "capital raising"

______________________________________________________________________________
525 South 300 East * Salt Lake City, Utah 84111 * (801)323-2392 *(801)354-5645


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transactions.

      As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

      Based on and subject to the foregoing, we are of the opinion that the 100,000 common shares to be issued by the Company upon exercise of the warrants when issued will be duly authorized and validly issued, and fully paid and non-assessable.

      This opinion is expressly limited in scope to the shares described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced registration statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                        /s/ Cindy Shy, P.C.

                                        Cindy Shy, P.C.



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